Exhibit 10.101

Amendment and Waiver Pursuant to Convertible Promissory Note

Dated as of March 16, 2022

This Amendment and Waiver Pursuant to Convertible Promissory Note (this “Amendment”), dated as of the date first set forth above (the “Amendment Date”), is entered into by and between Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”) and LGH Investments, LLC, a Wyoming limited liability company (the “Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Convertible Promissory Note of the Company, dated as of August 31, 2021 (the “Note”) and the Parties now wish to amend the Note as set forth herein and to provide certain waivers pursuant to the Note as set forth herein;

WHEREAS, pursuant to Section 4.3 of the Note, the Note may be amended in writing and pursuant;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Note.

2.	Subject to the provisions herein, the Note is hereby amended, and certain provisions are hereby waived by Holder, as follows:

(a)	The Parties acknowledge and agree that the Company is currently issuing and selling certain promissory notes and warrants to FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC; GS CAPITAL PARTNERS, LLC; Ionic Ventures, LLC and Jefferson Street Capital, LLC (collectively, the “New Investors”), on or about March 15, 2022, which transaction documents have been provided to Holder (the “Transaction Documents”). The Parties acknowledge and agree that the provisions of Section 1.6(e) of the Note (Dilutive Issuance) shall not apply with respect to any of the Transaction Documents between the Company and the New Investors, and the transactions as set forth therein shall not be deemed a “Dilutive Issuance” for purposes of the Note and no modifications to the terms of the Note shall result therefrom. Holder hereby irrevocable waives Holders rights to have Section 1.6(e) of the Note apply to the Transaction Documents between the Company and the New Investors or the transactions as set forth therein.

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(b)	The first sentence of Section 1.2(a) of the Note is hereby amended and restated in its entirety to provide as follows:

The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder shall be $1.00 per share (the “Fixed Conversion Price”); provided however, that upon failure to make any payment called for hereunder at any time after the Issue Date hereof, but prior to the Conversion Date, the Conversion Price shall be $0.50 per share (the “Default Fixed Conversion Price”).

(c)	Notwithstanding anything to the contrary in the Note, the Holder agrees that Holder shall not, and Holder shall have no right to, convert the Note or any of the outstanding Principal Amount and interest (including Default Interest) into Conversion Shares prior to September 15, 2022. The Note is hereby deemed amended as required to give effect to the preceding sentence and such sentence shall take precedence over any other provisions relating to conversions as set forth in the Note.

3.	Other than as amended or waived herein, the Note shall remain in full force and effect.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	Chief Executive Officer

LGH Investments, LLC

By:	/s/ Luke Hoppel
Name:	Luke Hoppel
Title:	Manager

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